Exhibit 10.7



      UNION CARBIDE NON-EMPLOYEE DIRECTORS' COMPENSATION
                      DEFERRAL PROGRAM


                 (Effective February 1, 1997)

        UNION CARBIDE NON-EMPLOYEE DIRECTORS' COMPENSATION
                         DEFERRAL PROGRAM



                             ARTICLE I

                              PURPOSE

     1.1 The purpose of this Program is to (i) allow Eligible Directors to defer a portion or all of their meeting and retainer fees and (ii) automatically defer all of the lump sum payments from the Non-Employee Directors' Plan otherwise payable to an Eligible Director as a result of such Plan's termination.
     1.2 This Program shall be effective for amounts payable on or after February 1, 1997.

                             ARTICLE II
                            DEFINITIONS


     2.1 "Applicable Equity Investment Fund Rate" means the difference between the value of each of the applicable investment funds elected by a Participant under Section 8.2 of this Program:
 Fidelity Asset Manager, Fidelity Equity Income Fund, Fidelity Growth Company Fund, Fidelity Contrafund and Fidelity Overseas Fund, determined on a fund by fund basis, as of (i) the later of the Date of Deferral or the effective date of a Participant's election under Section 8.2(c), and (ii) the relevant valuation date for determining the amount of earnings of such investment fund in accordance with Article VIII. Such value shall include any hypothetical dividends and hypothetical capital gains distributions paid on such investment fund during the period for which the Applicable Equity Investment Fund Rate is being determined, as if such hypothetical dividends or hypothetical capital gains distributions are reinvested when payable in additional shares of such fund. The value of a respective investment fund for purposes of this Section 2.1, shall mean the net asset value of such investment fund as reported by such fund.
     2.2 "Administrator" means the Board of Directors of the Corporation or a committee of the Board or subcommittee thereof designated by the Board.
     2.3 "Beneficiary" means the person, persons or estate entitled (as determined under Article VII) to receive payment under this Program following a Participant's death.
     2.4     "Board" means the Board of Directors of Union
Carbide Corporation.
     2.5 "Change in Control" means the occurrence of any of the following:
(i)   any "person" or "group" within the
meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ("Act") becomes the "beneficial owner" as defined in Rule 13d-3 under the Act of more than 20% of the then outstanding voting securities of the Corporation;

(ii)   any "person" or "group" within the
meaning of Sections 13(d) and 14(d)(2) of the Act acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question with respect to more than 20% of the then outstanding voting securities of the Corporation;

(iii)  if during any period of twenty-four
consecutive  months, Present Directors and/or
New Directors cease for any reason to
constitute a majority of the Board.

For these purposes, "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present
Directors or New Directors;

(iv)  the stockholders of the Corporation
approve a plan of complete liquidation or dissolution of the Corporation; or

(v)   there shall be consummated (x) a
reorganization, merger or consolidation of all or substantially all of the assets of the Corporation (a "Business Combination"), unless, following such Business Combination,
(a) all or substantially all of the
individuals and entities who were the
beneficial owners, respectively, of the
outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation immediately prior to such
Business Combination beneficially own,
directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business
Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the outstanding Common Stock of the Corporation and outstanding voting securities of the Corporation, as the case may be, (b) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business
Combination; or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

     Notwithstanding the foregoing, a Change
in Control shall not be deemed to occur
pursuant to Subparagraphs (i) and (ii) above, solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by one or more employee benefit plans maintained by the Corporation."

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.
     2.7 "Compensation" means, solely for purposes of this Program, the retainer fees and the meeting fees paid to an Eligible Director in connection with his or her service as a member of the Board.
     2.8 "Corporation" means Union Carbide Corporation, a New York Corporation, any predecessor thereof and any successor thereof by merger, consolidation or otherwise.
     2.9 "Date of Deferral" means (i) with respect to director fees deferral, the date on which the relevant fees would be paid, and (ii) with respect to amounts which are paid from the Non-Employee Directors' Plan, the date on which lump sum payments under such Plan would otherwise be paid.
     2.10 "Deferred Compensation" means the amount of Compensation deferred by a Participant under this Program pursuant to Section 5.3(a) of this Program.
     2.11 "Disability" means a Participant's total physical or mental inability to perform any work for compensation or profit in any occupation for which the Participant is reasonably qualified by reason of training, education or ability, and which inability is adjudged to be permanent, as determined by the Administrator.
     2.12 "Eligible Director" means a non-employee director who receives Compensation from the Corporation.
     2.13 "Fixed Income Rate" means the rate of interest for the Fixed Income Fund under the Savings Program, in effect from time to time.
     2.14 "Non-Employee Directors' Plan" means The Union Carbide Corporation Non-Employee Directors' Retirement Plan.
     2.15 "Participant" means an Eligible Director who (i) elects in advance to defer all or a portion of his or her director fees in accordance with Section 5.2(a) of this Program and/or (ii) receives an automatic deferral to this Program of his or her lump sum distribution from the Non-Employee Directors' Plan in accordance with Section 5.2(b) of this Program.
     2.16 "Program" means this Union Carbide Non-Employee Directors' Compensation Deferral Program.
     2.17 "Savings Program" means The Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies.
     2.18 "Service Year" means one of the calendar years on and after 1997, as to which an election may be made in accordance with Article V.
     2.19 "UCC Discounted Stock Value Rate" means the UCC Stock Value Rate except that the value of the Corporation's common stock as of the Date of Deferral, pursuant to which earnings shall accrue at the UCC Stock Value Rate, shall be determined as if purchased at a ten percent (10%) discount.
     2.20 "UCC Stock Value Rate" means the difference between the value of the Corporation's common stock as of the later of
(i) the Date of Deferral or the effective date of a Participant's election under Section 8.2 pursuant to which earnings shall accrue at the UCC Stock Value Rate and (ii) the relevant date of determination of the amount of earnings in accordance with
Section 8.2(c) of this Program. Such value shall include the value of any hypothetical dividends paid on the common stock during the period for which the UCC Stock Value Rate is being determined, as if such hypothetical dividends were reinvested when payable (at a five percent (5%) discount) in additional shares of the Corporation's common stock as determined on the later of the Date of Deferral or the effective date of a Participant's election under Section 8.2(c) pursuant to which earnings shall accrue at the UCC Stock Value Rate. The value of the Corporation's common stock for purposes of this Section 2.20, shall mean the closing price of the stock on the New York Stock Exchange - Composite Transaction on the relevant date of determination.
     2.21 "Unforeseen Emergency" means an event beyond the control of the Participant that would result in severe financial hardship to the Participant if early withdrawal of the Participant's director fees deferral or lump sum payment from the Non-Employee Directors Plan were not permitted. Whether a Participant has an Unforeseen Emergency shall be determined by the Administrator.

                             ARTICLE III
                           ADMINISTRATION

     3.1 Except as otherwise indicated, the Administrator or its designee shall supervise the administration and interpretation of this Program, may establish administrative regulations to further the purpose of this Program and shall take any other action necessary to ensure the proper operation of this Program. All decisions and acts of the Administrator shall be final and binding upon all Participants, their Beneficiaries and all other persons.
          The Corporation's Human Resources Department shall be the Administrator's designee with respect to all non-discretionary administrative and ministerial functions under this Program.

                             ARTICLE IV
                             ELIGIBILITY

     4.1 To be eligible to participate in this Program for a given year, a person must have become an Eligible Director not later than the day on or before the date which an Eligible Director must make the election provided for in Article V of this Program for that year and be a member of the Board on the Date of Deferral for that year.

                             ARTICLE V
                             DEFERRALS

     5.1 During each of the years this Program is in effect, Eligible Directors shall be informed of the opportunity to participate in this Program. An Eligible Director choosing to participate in this Program must make an election to do so on or before the date designated by the Administrator and otherwise in accordance with such procedures as may be established by the Administrator.
     5.2 (a) An Eligible Director must elect to defer his or her Compensation which has not yet been paid to him for services performed in calendar year 1997 during the period which immediately follows the date this Program is approved by the Board. Participation in this Program shall become effective only on the Date of Deferral and only if, on such date, the Eligible Director remains a member of the Board. Compensation for services performed in calendar years 1998, and beyond, must be deferred during the annual election period immediately preceding the calendar year in which such services will be performed. A Participant may suspend his or her election to defer his or her Compensation (but may not otherwise reduce or change an election mid-year) at any time; provided, however, that such Eligible Director may not resume deferrals of Compensation until the following calendar year. Notwithstanding the foregoing, an Eligible Director who becomes eligible to participate in this Program after the date this Program is approved by the Board, may elect to defer a portion of his or her Compensation during the calendar year in which services will be performed; provided he or she makes an election to defer within 31 days after becoming eligible to participate in this Program.
     (b) If an Eligible Director is entitled to receive a lump sum payment from the Non-Employee Director's Plan as a result of that Plan's termination, such payment shall be deferred to this Program.
     5.3 On or before the date designated by the Administrator, and otherwise in accordance with such procedures as may be established, an Eligible Director may elect voluntarily to defer up to 100% of his or her Compensation (in 10% increments).

                             ARTICLE VI
               PAYMENTS TO PARTICIPANTS AND BENEFICIARIES

     6.1  Time of Payment.  (a)   Subject to subsections (b), (c)
and (d) of this Section 6.1, a Participant shall begin to receive payment of his or her deferrals, and any earnings accruals credited under Article VIII, during the January next following the date he or she ceases to be a member of the Board.
     (b) (i) Notwithstanding any provision in this Program to the contrary, a Participant may elect to commence receipt of payments of any amounts deferred upon a specific future payment date which is at least five years after the Date of Deferral or such shorter schedule as the Administrator may determine. Such payments must begin no later than the calendar year after which the Participant attains age 72. A Participant making such an election shall receive his or her lump sum payment in the January next following his or her future payment date or, if applicable, such Participant shall receive installment payments in accordance with Section 6.2.
          (ii) With respect to a Participant who has attained age 55 at the time of the election of his or her deferral, the five year period described in subsection (i) shall instead be one year.
          (iii)  A Participant is limited to four future fixed
year payments.
     (c) A Participant who has not yet ceased to be a member of the Board, but has an Unforeseen Emergency, may receive any or all of his or her director fee deferrals, excluding any earning accruals credited to him or her pursuant to Article VIII of this Program; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency and any amounts necessary to pay federal, state and local income taxes or penalties reasonably anticipated to result from a withdrawal under this Section 6.1. Earning accruals will remain in the Program and continue to accrue earnings under
Article VIII until the payment date or dates described in
Article VI.
     (d) Notwithstanding any provision in this Program to the contrary, a Participant may, on the applicable Date of Deferral or at any time thereafter prior to a Change in Control, elect to receive payment of his or her entire account balance under this Program at such time as the Board determines that a Change in Control has occurred. Such payment shall be made in a lump sum within 45 days after the Change in Control.
     6.2       Form of Payments.  (a)   A Participant may elect
to receive payments under this Program in annual or quarterly installments. Such installments must commence as described in
Section 6.1, and must be completed by the calendar year in which the Participant attains age 85.
     (b) A Participant may elect to receive installment payments either (i) annually during each January or
(ii) quarterly, commencing in the January that payment was otherwise due in accordance with Section 6.1. If a Participant does not elect the form of his or her installment payments, such installment payments shall be made annually during each January.
     (c) If a Participant does not elect the form of his or her payments, such payments shall be made in a lump sum payment.
     (d) A Participant may change the form and timing of payment previously elected only one time and subject to the following restrictions:
(i)  such election is made in the calendar
year that the Participant ceases to be a member of the Board, to be effective no earlier than the following calendar year; and
(ii) the election is subject to the consent of the Administrator.
     (e) 1. If a Participant dies at any time prior to receiving any portion of his or her account balance under this Program, payment shall be made to the Participant's Beneficiary as follows:
          (A) If the Participant's Beneficiary is his or her surviving spouse, such Participant's entire account balance under this Program shall be paid as follows:
(i) ten annual installments or a shorter schedule, if so elected by the surviving spouse, or
(ii) a lump sum payment payable on or about the January 1st following the Participant's death.
          (B) If the Participant's Beneficiary is someone other than his or her surviving spouse, such Participant's entire account balance under this Program shall be paid in a lump sum payment as soon as practical following the Participant's death.
          2. If a Participant dies at any time after payment of his or her account balance under this Program has begun, such Participant's Beneficiary shall continue to receive payment of the Participant's account in the same manner as the Participant elected, or such shorter payment schedule as elected by the Beneficiary.
     6.3 Payment Medium. All payments under this Program with respect to amounts which at the time of such payment were accruing at the Fixed Income Rate, or an Applicable Equity Investment Fund Rate, shall be made in U.S. dollars. Any payments made to a Participant with respect to amounts which were accruing under either the UCC Stock Value Rate or the UCC Discounted Stock Value Rate shall be made in shares of common stock of the Corporation.
     6.4 Reduction of Payments; Share Withholding. (a) All payments under this Program shall be reduced by any and all amounts that the Corporation is required to withhold pursuant to applicable law.
     (b) In order to enable the Corporation to meet any applicable federal, state or local tax withholding requirements, a Participant (or Beneficiary) who is receiving payment in shares of common stock of the Corporation, may elect to have the Corporation withhold shares that would otherwise be delivered to such Participant, or by delivering to the Corporation other shares of common stock of the Corporation owned by the Participant. The value of any such shares of common stock to be withheld by the Corporation, or so delivered to the Corporation, shall be the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange - Composite Transactions on the date of payment.
                             ARTICLE VII
                            BENEFICIARIES


     7.1 A Participant may at any time, and from time to time, prior to his or her death designate one or more Beneficiaries to receive any payments to be made following the Participant's death. If a Participant has not effectively designated a beneficiary, or if no designated beneficiary has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse, or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period, the Beneficiary shall be treated as having predeceased the Participant. The Administrator may require such proof of death and such evidence of the right of any person to receive all or part of a deceased Participant account balance, as the Administrator may consider appropriate. The Administrator may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.


                             ARTICLE VIII
                           EARNINGS ACCRUALS

     8.1 Each Participant's account balance under this Program shall be credited with earnings from the Date of Deferral through the date such deferral is paid out or withdrawn pursuant to
Article VI. Earnings under this Section 8.1 shall accrue at the rate elected in accordance with Section 8.2.
     8.2 (a) Earnings accruing in accordance with Section 8.1 shall accrue at (i) the Fixed Income Rate, (ii) the UCC Stock Value Rate, (iii) the UCC Discounted Stock Value Rate, (iv) the Applicable Equity Investment Fund Rate or (v) a combination of the four rates. An election to use the UCC Discounted Stock Value Rate shall be effective for not less than one (1) year. Amounts deferred pursuant to Section 5.2(b) cannot accrue at the UCC Discounted Stock Rate. Notwithstanding the foregoing, if a Participant has elected under Section 6.1 to receive payment of his or her account balance upon ceasing to be a member of the Board, such Participant may then receive a distribution based on the UCC Discounted Stock Value Rate even if one (1) year has not yet passed since the relevant Date of Deferral.
     (b) Subject to subparagraph (c), a Participant shall designate at the time of his or her election to defer any amounts under this Program which accrual rate or rates shall apply to his or her deferrals; provided such elections must be in whole percentage points. Such elections shall be effective as of the Date of Deferral through the date such deferral is paid out or withdrawn pursuant to Article VI.
     (c) A Participant may, one time each calendar month, elect to change the accrual rate under this Section 8.2 with respect to any or all previous deferrals under this Program; provided, however, that Participants may elect to utilize the UCC Discounted Stock Value Rate with respect to future deferrals only, and not for the reallocation of any prior deferrals. Participants may utilize the UCC Stock Value Rate only for reallocation of previous deferrals.
     (d) Any amounts initially deferred into either the UCC Stock Value Rate or the UCC Discounted Stock Value Rate may not be reallocated or withdrawn from the Program for at least six months from the Date of Deferral, even where such reallocation or withdrawal would otherwise be permitted under the terms of the Program.

                             ARTICLE IX
                         GENERAL PROVISIONS

     9.1 Prohibition of Assignment of Transfer. Any assignment, hypothecation, pledge or transfer of a Participant's or Beneficiary's right to receive payments under this Program shall be null and void and shall be disregarded, except to the extent required by law.
     9.2 Program Not to Be Funded. The Corporation is not required, for the purpose of funding this Program, to segregate any monies from its general funds, create any trusts, or make any special deposits, and the right of a Participant or Beneficiary to receive a payment under this Program shall be no greater than the right of an unsecured general creditor of the Corporation.
     9.3 Communications To Be in Writing. All elections, requests and communications to the Corporation or its designated agent from Participants and Beneficiaries, and all communications to such persons from the Corporation, shall be in writing, and in such form and manner, and within such time, as the Corporation shall determine. In lieu of the foregoing, the Corporation may install a telephonic voice response system for such elections, requests and communications.
     9.4 Absence of Liability. No officer, director or employee of the Corporation shall be personally liable for any acts or omission to act under this Program or, except in circumstances involving bad faith, for such officer's, director's or employee's own act or omission to act.
     9.5 Titles for Reference Only. The titles given herein to sections and subsections are for reference only and are not to be used to interpret the provisions of this Program.
     9.6 New York Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Program shall be determined in accordance with New York law.
     9.7 Amendment. The Administrator may amend this Program at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment.
     9.8 Program Termination. The Board may terminate this Program for any reason and at any time. In the event of such termination, the accounts of each Participant or Beneficiary under this Program shall become immediately payable in accordance with Section 6.1; provided that the Administrator, in its sole discretion, upon Program termination or at any time thereafter, may decide to make lump sum payments in lieu of annual payments.

                 UNION CARBIDE CORPORATION